UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2014
____________________
SPIRIT AIRLINES, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-35186 (Commission File Number)	38-1747023 (IRS Employer Identification Number)

2800 Executive Way
Miramar, Florida 33025
(Address of principal executive offices, including Zip Code)

(954) 447-7920
(Registrant's telephone number, including area code)
____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 15, 2014, Spirit Airlines, Inc. (the “Company”) and B. Ben Baldanza, President and Chief Executive Officer of the Company, entered into an Amended and Restated Employment Agreement, dated as of January 8, 2014 (the “2014 Employment Agreement”).
Under the 2014 Employment Agreement, Mr. Baldanza will continue in his role as Chief Executive Officer and President of the Company. He is entitled to receive an annual base salary of $484,100, which salary will be reviewed annually but may not be decreased without Mr. Baldanza’s consent. Mr. Baldanza also will be eligible to receive a bonus at the end of each fiscal year based upon his performance and the Company’s financial results. The amount of any annual bonus will be determined in the discretion of our Board of Directors, based on a target of 100% of annual base salary and maximum of 200% of annual base salary.
If the Company terminates Mr. Baldanza’s employment without cause (as defined in the 2014 Employment Agreement), Mr. Baldanza will be entitled to receive an amount in cash equal to two times his annual base salary, payable in equal installments over a 24-month period. In addition, he will receive any unpaid bonus for the fiscal year preceding the fiscal year in which his termination occurs, as well as a pro rata bonus for the fiscal year in which his termination occurs. Mr. Baldanza, his spouse and dependents will also receive a lifetime travel pass on Company aircraft. The foregoing severance benefits are to be reduced by the amount of any other severance payable to Mr. Baldanza under the Company’s Executive Severance Plan, and are conditioned on Mr. Baldanza executing and delivering to the Company a general release in the form attached to the 2014 Employment Agreement, as well as his continued compliance with the nondisclosure, noncompetition and nonsolicitation provisions of the 2014 Employment Agreement. Mr. Baldanza’s noncompetition and nonsolicitation covenants are extended by any period he is entitled to receive severance.
If the Company terminates Mr. Baldanza’s employment without cause or Mr. Baldanza resigns from his employment, the Company will provide him with health insurance benefits until he reaches 65 years of age. If Mr. Baldanza’s employment is terminated for any reason other than due to death or a termination by the Company for cause, and at the time of such termination, he is at least 60 years of age or has served as Chief Executive Officer and/or President of the Company for at least 10 years, the Company will provide him, his spouse and dependents a lifetime travel pass on Company aircraft, subject to certain restrictions.
In connection with the execution of the 2014 Employment Agreement, Mr. Baldanza received an award of 63,803 restricted stock units (“RSUs”), each representing the right to receive one share of common stock of the Company. The RSUs vest as follows: 23,926 on July 10, 2015; 7,975 on January 10, 2016; 15,951 on January 10, 2017; and 15,951 on January 10, 2018. The RSUs are subject to the terms and conditions of the Company’s 2011 Equity Incentive Award Plan. The Company and Mr. Baldanza agreed that these RSUs will not be available to satisfy Mr. Baldanza’s stock ownership requirements under the Company’s stock ownership guidelines for executives, and the RSUs may not be sold or transferred until the earlier of January 10, 2018 or Mr. Baldanza’s death.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 17, 2014	SPIRIT AIRLINES, INC.

By:     /s/ Thomas Canfield
Name:     Thomas Canfield

Title:	Senior Vice President, General Counsel and Secretary